UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 26, 2026

TerraVolt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, TerraVolt Holdings, Inc. (“we,” “us,” or “our company”) is in the early stages of developing and implementing our innovative Physical Infrastructure-as-a-Service (PIaaS) Platform for the data center industry that will integrate behind-the-meter onsite natural gas power plants with pre-permitted, construction-ready data center building sites that include all utilities and fiber connectivity. We plan to provide this turnkey solution to hyperscalers, neocloud, colocation providers and data center developers seeking to deploy new capacity faster than with traditional grid interconnection.

On October 26, 2026, we entered into two option agreements dated as of October 23, 2026 (each an “Option Agreement” and collectively, the “Option Agreements”) with Wickel Land Company LLP, an Idaho limited liability partnership (the “Seller”), pursuant to which Seller granted us options to purchase approximately 1,077 acres in Cassia County, Idaho, outside the town of Declo. In connection with entering into the Option Agreements, we deposited option fees in the aggregate amount of $150,000 (the “Option Fee”) with TitleOne Corporation, as escrow agent, fifty percent of which is nonrefundable and is to be released to the Seller, and fifty percent of which will be held in escrow pending the exercise, termination or expiration of the options. We intend to develop this site as a master-planned, behind-the-meter digital infrastructure campus designed to support an initial 240 megawatts (MW) of dedicated on-site power generation. The property is zoned for Multiple-Use and situated along State Highway 81 near Interstate 84, long-haul fiber routes, and the Williams Northwest Pipeline. The planned capacity will be supported by our previously-announced firm natural gas supply agreement of 55,000 MMBtu per day.

One Option Agreement is for the purchase of approximately 903.3 acres for a purchase price of $30,000 per acre that will be payable in cash. The other Option Agreement is for the purchase of approximately 174.1 acres (the “Stock Parcels”) for a purchase price of $30,000 per acre payable by the delivery of a convertible secured promissory note (the “Convertible Note”). The actual acreage to be acquired under each Option Agreement will be determined by an ALTA/NSPS Land Title Survey of the applicable properties prepared by a professional land surveyor licensed in the State of Idaho. The options granted under the Option Agreements expire on October 23, 2027, which date is subject to extension at our sole discretion for an additional six-month period by the payment of an aggregate extension payment in the amount of $75,000 (the “Extension Fee”). In addition, the option periods are subject to tolling during any period in which litigation, a governmental moratorium, or other similar circumstance beyond our reasonable control materially delays or prevents us from pursuing our proposed development project or applicable permits or approvals. The Option Agreements require us to exercise both options simultaneously if we elect to acquire the underlying properties, and if the options are exercised, the Option Fee and the Extension Fee, if paid, will be applied against the purchase price. Fifty percent of the Option Fee and fifty percent of the Extension Fee, if paid, will be returned to us if, during the option period, we terminate the Option Agreements by written notice to the Seller because we discover and verify an environmental, zoning, land use, water rights, utility, access, title, permitting or other issue that adversely affects the underlying properties or our ability to proceed with our proposed development project.

If we exercise the options, we will deliver to the Seller the Convertible Note at the closing. The Convertible Note will be in a principal amount equal to the purchase price for the Stock Parcels, less the portion of the Option Fee and any Extension Fee credited against such purchase price, will bear interest at a rate equal to the lowest applicable Federal rate on the closing date, compounded annually, and will have a term of two years. The principal amount of and all accrued interest on the Convertible Note will be convertible into shares of our common stock, par value $0.001 per share, at a conversion price of $5.00 per share, subject to adjustment for stock splits, stock combination and the like, automatically on (i) the sixtieth (60th) consecutive trading day on which the closing price of our common stock on the OTC Markets or a national stock exchange is at least $5.00 per share, subject to adjustment for stock splits, stock combination and the like, or (ii) the delivery of written notice to us by the holder of the Convertible Note on the close of business on the business day immediately preceding the maturity date of the Convertible Note (which notice must be approved by the affirmative vote of the holders of at least 66⅔% of the aggregate principal amount of the Convertible Note(s) if the Convertible Note is transferred in part prior to such maturity date). If not converted to our common stock, the principal amount of and accrued interest on the Convertible Note will be paid in cash on the maturity date of the Convertible Note. Our obligation to pay such principal and interest in cash will be secured by a mortgage on the Stock Parcels.

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The foregoing summaries of the Option Agreement for the purchase of real property for cash and the Option Agreement for the purchase of real property for the Convertible Note do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 7.01 Regulation FD Disclosure.

On October 30, 2026, we issued a press release announcing the matters discussed in Item 1.01 above.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such a filing.

Cautionary Note Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain statements furnished pursuant to this Current Report on Form 8-K and the accompanying Exhibit 99.1 that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “intend,” “expect,” “may,” “will,” “should,” “could,” “continue,” “anticipate,” “optimistic,” “forecast,” “intend,” “estimate,” “preliminary,” “project,” “seek,” “plan,” “looks to,” “on condition,” “target,” “potential,” “guidance,” “outlook” or “trend,” or other comparable terminology, or by a general discussion of strategy or goals or other future events, circumstances, or effects. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. There may be many factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. These factors include, but are not limited to, our ability to raise capital to fund our data center campus development, including our planned on-site gas-fired power plant; our ability to obtain financing to exercise our options to purchase the Cassia County, Idaho property and to pay the cash purchase price; our ability to obtain the entitlements, permits, approvals and water rights required for our proposed project; the dilution to our stockholders if the Convertible Note is converted into shares of our common stock; our ability to hire and contract the necessary resources to complete our development efforts; our ability to build an adequate supply chain for required construction materials and equipment; our ability to complete construction of our data center campus, to meet customer requirements and to build an adequate operating organization to support customers when our data center campus is completed; the demand for data center space in the U.S. and worldwide; the impact of the current supply chain challenges that may impact our construction schedule; the demand for our powered building sites and infrastructure services; economic conditions in the U.S. and worldwide, and our ability to recruit and retain management, technical, and sales personnel. The forward-looking statements contained in this report are made as of the date of this report, and we do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. Further information relating to factors that may impact our results and forward-looking statements are disclosed in our filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Option Agreement – Cash Parcels effective as of October 23, 2026 between TerraVolt Holdings, Inc. and Wickel Land Company LLP.
10.2	Option Agreement – Stock Parcels effective as of October 23, 2026 between TerraVolt Holdings, Inc. and Wickel Land Company LLP.
99.1	Press Release dated October 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAVOLT HOLDINGS, INC.

Date: October 30, 2026	By:	/s/ Joel D. Stone
Joel D. Stone Chief Executive Officer

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